Exhibit 99.1

M-tron Industries, Inc. Declares Warrant Dividend

ORLANDO, FL (February 28, 2025) – M-tron Industries, Inc. (NYSE American: MPTI) ("Mtron" or the "Company") today announced that on February 27, 2025, the Board of Directors of the Company declared a dividend of warrants (the "Warrants") to purchase shares of its common stock to holders of record of its common stock as of March 10, 2025, the record date set by the Board of Directors for the dividend (the "Record Date").

"We are pleased that with this warrant dividend, shareholders can efficiently participate in a portion of the Company's future value with the flexibility offered through the benefit of time," said Cameron Pforr, Mtron's Interim Chief Executive Officer. "This offering also allows for the Company to further strengthen its balance sheet while providing additional future alternatives for shareholder value creation."

Each holder of the Company’s common stock as of the Record Date will receive one (1) Warrant for each share of common stock owned. Five (5) Warrants will entitle their holder to purchase one (1) share of the Company's common stock at an exercise price of $47.50 per share. The Warrants will be "European style warrants" and will be exercisable on the earlier of (i) their expiration date, which will be the third anniversary of their issuance, and (ii) such date that the 30-day volume weighted average price per share of the Company's common stock is greater than or equal to $52.00 per share (the "Trigger"). At such time the Trigger is activated, the exercise period for the Warrants will then adjust to expire 30 calendar days after the Trigger.

The Warrants are expected to be issued on or around March 11, 2025, and the Company intends to apply the Warrants for listing on the NYSE American on or around such date, subject to NYSE American approval. The Company expects to file with the Securities and Exchange Commission (the "SEC") a prospectus supplement, under its existing shelf registration statement, registering the Warrants and the shares of common stock underlying the Warrants.

No Offer or Solicitation

This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the Warrants and the shares of common stock issuable upon exercise thereof will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Holders of the Company's common stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This Press Release contains a general summary of the Warrants. Please read the warrant agreement when it becomes available as it will contain important information about the terms of the Warrants.

Forward-Looking Statements

This Press Release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Press Release which are not historical facts are forward-looking statements, including statements of expectations of or assumptions about the Company's financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that the Company believes are appropriate under the circumstances. All forward-looking statements involve a number of known and unknown risks and uncertainties which could affect the Company’s actual results and performance and could cause its actual results and performance to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Additionally, there can be no guarantee that any stockholder of the Company will exercise the Warrants held by such stockholder, and as a result there can be no guarantee that the Company will derive the benefits of the transaction described in this Press Release. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this Press Release speak as of the date of this Press Release. The forward-looking statements contained in this Press Release reflect management’s estimates and beliefs as of the date of this Press Release. The Company does not undertake to update these forward-looking statements.

About Mtron

M-tron Industries, Inc. (NYSE American: MPTI) was originally founded in 1965 and designs, manufactures and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, Mtron provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. Mtron has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit www.mtronpti.com.

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M-tron Industries, Inc. Investor Relations

Cameron Pforr

Interim Chief Executive Officer

ir@mtronpti.com